EXHIBIT 10.12
GUARANTEE AGREEMENT
     This GUARANTEE AGREEMENT (as the same may hereafter be amended, supplemented or otherwise modified, this “Guarantee”), dated as of September 5, 2006, is by KEYSTONE TUBE COMPANY, LLC, a Delaware limited liability company, TOTAL PLASTICS, INC., a Michigan corporation, PARAMONT MACHINE COMPANY, LLC, a Delaware limited liability company, ADVANCED FABRICATING TECHNOLOGY, LLC, a Delaware limited liability company, OLIVER STEEL PLATE CO., a Delaware corporation, METAL MART, LLC, a Delaware limited liability company, DATAMET, INC., an Illinois corporation, TRANSTAR INTERMEDIATE HOLDINGS #2, INC., a Delaware corporation, TRANSTAR METALS HOLDINGS, INC., a Delaware corporation, TRANSTAR INVENTORY CORP., a Delaware corporation, TRANSTAR METALS CORP., a Delaware corporation and TRANSTAR MARINE CORP., a Delaware corporation (each of whom, together with each other Person which from time to time becomes a Guarantor pursuant to Section 5 hereof, is referred to herein, individually, as a “Guarantor” and, collectively, as the “Guarantors”) in favor of U.S. Lenders (as defined in the Credit Agreement referred to below) and BANK OF AMERICA, N.A., as U.S. Agent for U.S. Lenders (together with its successors and assigns, herein referred to as “U.S. Agent”).
RECITALS:
     WHEREAS, each of the Guarantors is a direct or indirect Subsidiary of A. M. Castle & Co., a Maryland corporation (together with its successors and assigns, “U.S. Borrower”);
     WHEREAS, U.S. Borrower, A. M. Castle & Co. (Canada) Inc., a corporation organized under the laws of the Province of Ontario, Canada (“Canadian Borrower”), the lenders from time to time party thereto, including U.S. Lenders, U.S. Agent and Bank of America, N.A., Canada Branch, entered into an Amended and Restated Credit Agreement, dated as of September 5, 2006 (as from time to time modified, amended, restated or supplemented, the “Credit Agreement”), pursuant to which the lenders party thereto have agreed to extend certain credit facilities to U.S. Borrower and Canadian Borrower;
     WHEREAS, each Guarantor will receive substantial direct and indirect economic, financial and other benefits as a result of the credit facilities provided for in the Credit Agreement.
     NOW THEREFORE, in consideration of the foregoing, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, each Guarantor hereby agrees as follows:
1. DEFINITIONS.
     All capitalized terms used herein and not defined herein have the respective meanings given them in the Credit Agreement.
2. GUARANTEE.

     2.1. Guarantee of Payment and Performance. Each Guarantor hereby absolutely, unconditionally and irrevocably, on a joint and several basis with each other Guarantor, guarantees to U.S. Agent and U.S. Lenders:
     (a) the full and punctual payment by U.S. Borrower of the U.S. Obligations at any time payable under the Loan Documents in each case when and as the same shall become due and payable, whether at maturity, pursuant to mandatory or optional prepayment, by acceleration or otherwise, all in accordance with the terms and provisions of this Guarantee, the Credit Agreement and the other Loan Documents, including, without limitation, overdue interest, post-petition interest, indemnification payments and all of such obligations which would become due but for the operation of the automatic stay pursuant to Section 362(a) of the United States Bankruptcy Code and the operation of Sections 502(b) and 506(b) of the United States Bankruptcy Code; and
     (b) the full and punctual performance by U.S. Borrower of all duties, agreements, covenants and obligations of U.S. Borrower contained in the Credit Agreement and the other Loan Documents, and the full and prompt payment, on demand, of all reasonable costs and expenses incurred by (x) U.S. Agent in connection with the negotiation, preparation, execution and delivery of this Guarantee and (y) U.S. Agent, U.S. Lenders or any trustee or agent acting on behalf of U.S. Agent and/or U.S. Lenders in enforcing any of its rights and remedies under this Guarantee, the Credit Agreement or any of the other Loan Documents, including, but not limited to, all reasonable attorneys’ fees and expenses (whether or not there is litigation), court costs and all costs in connection with any proceedings under any Debtor Relief Laws (collectively, the “Guarantied Obligations”), provided that the Guarantors shall not be liable for the reasonable fees and expenses of more than one separate firm of attorneys representing U.S. Agent.
     2.2. Nature of Guarantee. This is a continuing, absolute and unconditional Guarantee of payment and performance and not merely of collection, and shall continue in full force and effect until such time as the Guarantied Obligations have been fully and irrevocably paid.
     2.3. Binding Nature of Certain Adjudications. Each Guarantor shall be conclusively bound by the final adjudication in any action or proceeding, legal or otherwise to which U.S. Borrower is a party, involving any controversy arising under, in connection with, or in any way related to, any of the Guarantied Obligations, and by a final judgment, award or decree entered therein.
     2.4. No Duty to Pursue Others. Upon the occurrence and during the continuance of an Event of Default, U.S. Agent or any trustee or agent acting on behalf of U.S. Agent may proceed to enforce its rights and remedies directly against any one or more of the Guarantors without first proceeding against U.S. Borrower or any other Person liable for the Guarantied Obligations or any security for the Guarantied Obligations.

     2.5. No Release of Guarantors. Each Guarantor’s liability under this Guarantee shall not be limited, diminished or extinguished by, and each Guarantor shall not be entitled to raise as a defense, any:
     (a) invalidity, irregularity or unenforceability of the Guarantied Obligations or of such Guarantor’s obligations hereunder;
     (b) failure of such Guarantor to be given notice of default by U.S. Borrower;
     (c) reorganization, merger or consolidation of U.S. Borrower or any Guarantor into or with any other Person;
     (d) waiver of U.S. Borrower’s defaults or extensions of due dates for payments or other accommodations, indulgences or forbearance granted to U.S. Borrower;
     (e) release of or non-perfection with respect to part or all of any security for the Guarantied Obligations;
     (f) taking or accepting of any other security, collateral or guaranty of payment of any or all of the Guarantied Obligations;
     (g) release of or settlement or compromise with any one or more Persons who constitute guarantors or the release of or settlement or compromise with any one or more Persons who are otherwise liable for the payment or performance of all or any portion of the Guarantied Obligations and who are not primary obligors thereon;
     (h) any loss or impairment of any right of any Guarantor for subrogation, reimbursement or contributions;
     (i) assignment or other transfer by U.S. Agent or any U.S. Lender (or any trustee or agent acting on the behalf of U.S. Agent or any U.S. Lender, as the case may be) of any part of the Guarantied Obligations, or any collateral or security securing any portion of the Guarantied Obligations;
     (j) illegality or impossibility of performance on the part of U.S. Borrower or the Guarantors under the Credit Agreement or this Guarantee; or
     (k) other acts or omissions of U.S. Agent or any U.S. Lender which, in the absence of this Section, would operate so as to impair, diminish or extinguish any Guarantor’s liability under this Guarantee.
     2.6. Certain Waivers.
     (a) Waiver of Notice. Each Guarantor hereby waives notice of (i) acceptance of this Guarantee, (ii) any amendment, extension or other modification of the Credit Agreement and/or any of the other Loan Documents, (iii) any loans or advances made by any U.S. Lenders to U.S. Borrower, (iv) the occurrence of a Default or Event of Default,

(v) any transfer or other disposition of the Guarantied Obligations pursuant to the Credit Agreement, and (vi) any other action at any time taken or omitted by U.S. Agent or any U.S. Lender or by any trustee or agent acting on behalf of U.S. Agent or any U.S. Lender, and generally, all demands and notices of every kind in connection with this Guarantee, the Credit Agreement and the other Loan Documents, except as provided herein and in the Credit Agreement.
     (b) Certain Other Waivers. Each Guarantor hereby waives (i) diligence, presentment, demand for payment, protest or notice, whether of nonpayment, dishonor, protest or otherwise, (ii) all setoffs, counterclaims and claims of recoupment against the Guarantied Obligations that may be available to U.S. Borrower or any other guarantor of the Guarantied Obligations (it being understood that the waivers set forth anywhere in this Guarantee shall not preclude any action by such Guarantor, after payment in full of its obligations hereunder, to recover for any tortious action or omission by U.S. Agent or any U.S. Lender which resulted in injury to such Guarantor), (iii) any defense based upon or in any way related to any claim that any election of remedies by U.S. Agent or any U.S. Lender (or by any trustee or agent acting on behalf of U.S. Agent or any U.S. Lender) impaired, reduced, released or otherwise extinguished any rights such Guarantor might otherwise have had against U.S. Borrower or any security, (iv) any claim based upon or in any way related to any of the matters referred to in Section 2.5, and (v) any claim that this Guarantee should be strictly construed against U.S. Agent or any U.S. Lender.
     2.7. Bankruptcy; Other Matters. In the event that, pursuant to any insolvency, bankruptcy, reorganization, receivership or other debtor relief law, or any judgment, order or decision thereunder, or for any other reason U.S. Agent or any U.S. Lender must rescind or restore any payment received by U.S. Agent or any U.S. Lender in connection with the Guarantied Obligations, the Credit Agreement or any other Loan Document, or U.S. Borrower ceases to be liable to U.S. Agent or any U.S. Lender in respect of the Credit Agreement (other than by the full and irrevocable payment in full thereof), then any prior release or discharge from this Guarantee shall be without effect and this Guarantee and the obligations of each Guarantor hereunder shall remain in full force and effect.
     2.8. Payments by Guarantors. If all or any part of the Guarantied Obligations are not paid when due, whether at maturity, by reason of acceleration, or otherwise, and remain unpaid until the expiration of any applicable grace or cure period, or otherwise upon the occurrence and continuance of any Event of Default, the Guarantors shall, immediately upon demand by U.S. Agent (or any trustee or agent acting on behalf of U.S. Agent or any U.S. Lender), and without presentment, protest, notice of protest, notice of nonpayment, notice of intention to accelerate or acceleration or any other notice whatsoever, pay in immediately available funds, the amount due on the Guarantied Obligations to U.S. Agent for distribution to U.S. Lenders. All obligations of the Guarantors under this Guarantee shall be performable and payable to U.S. Agent at its office at the address for notices provided for in the Credit Agreement.
     2.9. Failure to Pay Guarantied Obligations. If any Guarantor fails to pay the Guarantied Obligations as required by this Guarantee, then each of the Guarantors, as the principal obligor and not as a guarantor only, shall jointly and severally pay, on demand, all reasonable out-of-pocket costs and expenses incurred or expended by U.S. Agent and U.S. Lenders (and any trustee or agent acting on behalf of U.S. Agent and/or any U.S. Lender) in connection with the enforcement of, and the preservation of U.S. Agent’s and U.S. Lenders’ rights under and with respect to, this Guarantee, including, but not limited to, all reasonable attorneys’ fees and expenses (whether or not there is litigation), court costs and all costs incurred in connection with any proceedings under any Debtor Relief Laws, provided that the Guarantors shall not be liable for the reasonable fees and expenses of more than one separate firm of attorneys representing U.S. Agent. Until paid, all such amounts recoverable under this Section 2.9 shall bear interest from the time when such amounts become due until payment in full thereof at the Default Rate for Base Rate Loans.
     2.10. Subordination of Affiliate Obligations. Each of the Guarantors agrees that all Affiliate Obligations (as defined below), interest thereon, and all other amounts due with respect thereto, are hereby subordinated as to time of payment and in all other respects to all the Guarantied Obligations. Each Guarantor agrees that at all times during the existence of an Event of Default, such Guarantor shall not be entitled to enforce or receive any payment in respect thereof until all sums then due and owing to U.S. Agent and/or U.S. Lenders in respect of the Guarantied Obligations shall have been paid in full. If any payment shall have been made to any Guarantor by U.S. Borrower or such indebted Person on any such Affiliate Obligation during any time that an Event of Default exists and there are Guarantied Obligations outstanding, such Guarantor shall collect and receive all such payments as trustee for U.S. Agent and U.S. Lenders, to the extent of all amounts owing with respect to this Guarantee, and such amounts shall be immediately paid over to U.S. Agent (or any trustee or agent acting on behalf of U.S. Agent and/or U.S. Lenders), without affecting in any manner the liability of the Guarantors under the other provisions of this Guarantee. For purposes of this Section 2.10, “Affiliate Obligation” means any indebtedness of any kind of U.S. Borrower, or any Person obligated in respect of the Guarantied Obligations, to the Guarantors.
     2.11. Postponement of Subrogation Rights. No Guarantor will exercise any Subrogation Rights (as defined below) which it may acquire with respect to this Guarantee until the prior and indefeasible payment, in full and in cash, of all Guarantied Obligations. Any amount paid to a Guarantor by or on behalf of U.S. Borrower or any other guarantor of the Guarantied Obligations on account of any such Subrogation Rights prior to the payment in full of all Guarantied Obligations shall immediately be paid over to U.S. Agent for the ratable benefit of U.S. Lenders and credited and applied against the Guarantied Obligations whether matured or unmatured, in accordance with the terms of the Credit Agreement. In furtherance of the foregoing, for so long as any Guarantied Obligations remain outstanding, (i) no Guarantor shall take any action or commence any proceeding against U.S. Borrower or any other guarantor of the Guarantied Obligations (or any of their respective successors or assigns, whether in connection with a bankruptcy proceeding or otherwise), to recover any amounts in the respect of payments made under this Guarantee to U.S. Agent and/or U.S. Lenders, and (ii) each Guarantor hereby forbears realizing any benefit of and exercising any right to participate in any security which may be held by U.S. Agent or U.S. Lender or any agent or trustee acting on behalf of U.S. Agent and/or U.S. Lenders. For purposes of this Section 2.11, “Subrogation Right” means any right of contribution, subrogation, reimbursement, indemnity, or repayment, and any other “claim”, as that term is defined in the United States Bankruptcy Code, which any Guarantor might now have or hereafter acquire against U.S. Borrower or any other guarantor of the Guarantied Obligations that arises from the existence or performance of such Guarantor’s obligations under this Guarantee, and any right to participate in any security for the Guarantied Obligations.
     2.12. Limitation on Guarantied Obligations. Notwithstanding anything in Section 2.1 or elsewhere in this Guarantee or any other Loan Document to the contrary, the obligations of the Guarantors under this Guarantee shall at each point in time be limited to an aggregate amount equal to the greatest amount that would not result in such obligations being subject to avoidance, or otherwise result in such obligations being unenforceable, at such time under applicable law (including, without limitation, to the extent, and only to the extent, applicable to the Guarantors, Section 548 of the United States Bankruptcy Code and any comparable provisions of the law of any other jurisdiction, any capital preservation law of any jurisdiction and any other law of any jurisdiction that at such time limits the enforceability of the obligations of the Guarantors under this Guarantee). This Section 2.12 is intended solely to preserve the rights of U.S. Agent and U.S. Lenders hereunder to the maximum extent permitted by applicable law, and neither the Guarantors nor any other Person shall have any rights under this Section 2.12 that it would not otherwise have under applicable law.
     2.13. Other Enforcement Rights. U.S. Agent and U.S. Lenders may proceed to protect and enforce this Guarantee by suit or proceedings in equity, at law or in bankruptcy, and whether for the specific performance of any covenant or agreement contained herein or in execution or aid of any power herein granted or for the recovery of judgment for the obligations hereby guaranteed or for the enforcement of any other proper legal or equitable remedy available under applicable law.
3. REPRESENTATIONS AND WARRANTIES.
     Each Guarantor hereby represents and warrants to U.S. Agent and U.S. Lenders that:
     3.1. Organization and Existence. The Guarantor is duly organized and existing in good standing under the laws of its jurisdiction of organization, is duly qualified to do business and is in good standing where the nature or extent of its businesses or properties requires it to be qualified to do business except where the failure to so qualify will not have a material adverse effect on the business, operations, profits, financial condition, properties or business prospects of such Guarantor or on its ability to perform its obligations hereunder and under the other Loan Documents. The Guarantor has the power and authority to own its properties and carry on its business as now being conducted.
     3.2. Authorization. The Guarantor is duly authorized to execute and perform this Guarantee and this Guarantee has been properly authorized by all requisite action of such Guarantor. No consent, approval or authorization of, or declaration or filing with, any Governmental Authority or any other Person, is required in connection with the execution, delivery or performance of this Guarantee, except for those already duly obtained.
     3.3. Due Execution. This Guarantee has been executed on behalf of such Guarantor by a Person duly authorized to do so.

     3.4. Enforceability. This Guarantee constitutes the legal, valid and binding obligation of the Guarantor, enforceable against such Guarantor in accordance with its terms, except to the extent that the enforceability thereof against such Guarantor may be limited by bankruptcy, insolvency, reorganization, moratorium or similar laws affecting creditor’s rights generally or by equitable principles of general application (regardless of whether such enforceability is considered in a proceeding in equity or at law).
     3.5. Legal Restraints. The execution of this Guarantee by the Guarantor and the performance by such Guarantor of its obligations under this Guarantee, will not (i) violate or constitute a default under the certificate or articles of incorporation, bylaws or other organizational documents of such Guarantor as applicable, (ii) except as contemplated by the U.S. Security Documents and the granting of Liens to secure Other Senior Debt, result in any Lien being imposed on any of such Guarantor’s property, or (iii) violate or constitute a default under any agreement to which the Guarantor is a party or any law, ordinance, governmental rule or regulation to which it is subject, except where such violation or default could not reasonably be expected to have a material adverse effect on the business, operations, profits, financial condition, properties or business prospects of such Guarantor or on its ability to perform its obligations hereunder and under the other Loan Documents.
     3.6. No Material Proceedings. There are no proceedings, actions or investigations pending or, to the knowledge of the Guarantor, threatened against such Guarantor that, in the aggregate for all such proceedings, actions and investigations, could reasonably be expected to have a material adverse effect on the business, operations, profits, financial condition, properties or business prospects of such Guarantor or on its ability to perform its obligations hereunder and under the other Loan Documents.
     3.7. Compliance with Laws. The Guarantor is in compliance with all laws, ordinances, governmental rules and regulations to which it is subject, except for such failures to comply that, in the aggregate for all such failures, could not reasonably be expected to have a material adverse effect on the business, operations, profits, financial condition, properties or business prospects of such Guarantor or on its ability to perform its obligations hereunder and under the other Loan Documents.
     3.8. No Defaults. The Guarantor has not breached or violated, or is not in default under, any agreement to which it is a party, and is not in default with respect to any of its obligations, except for such breaches, violations and defaults that, in the aggregate for all such breaches, violations and defaults, could not reasonably be expected to have a material adverse effect on the business, operations, profits, financial condition, properties or business prospects of such Guarantor or on its ability to perform its obligations hereunder and under the other Loan Documents.
     3.9. Independent Credit Evaluation. The Guarantor has independently, and without reliance on any information supplied by U.S. Agent or any U.S. Lender, taken, and will continue to take, whatever steps such Guarantor deems necessary to evaluate the financial condition and affairs of U.S. Borrower, and neither U.S. Agent nor any U.S. Lender shall have any duty to advise the Guarantor of information at any time known to U.S. Agent or any U.S. Lender regarding such financial condition or affairs.

     3.10. No Representation By Agent. Neither U.S. Agent, any U.S. Lender nor any trustee or agent acting on its behalf has made any representation, warranty or statement to the Guarantor to induce such Guarantor to execute this Guarantee.
     3.11. Survival. All representations and warranties made by the Guarantor herein shall survive the execution hereof and may be relied upon by U.S. Agent and U.S. Lenders as being true and accurate until the Guarantied Obligations are fully and irrevocably paid.
4. COVENANTS.
     4.1. Corporate Existence; Scope of Business; Compliance with Law; Preservation of Enforceability. Each Guarantor covenants that from the date hereof and until the Guarantied Obligations are fully and irrevocably paid, such Guarantor shall
     (a) preserve and maintain its existence in good standing and its right to transact business in those states in which it is now or hereafter doing business and obtain and maintain all licenses, except where the failure to obtain and maintain such licenses that, in the aggregate for all such failures, could not reasonably be expected to have a material adverse effect on the business, operations, profits, financial condition, properties or business prospects of such Guarantor or on its ability to perform its obligations hereunder and under the other Loan Documents;
     (b) comply, with all applicable laws, ordinances, governmental rules and regulations to which it is subject, except where such failure to comply could not reasonably be expected to have a material adverse effect on the business, operations, profits, financial condition, properties or business prospects of such Guarantor; or on its ability to perform its obligations hereunder and under the other Loan Documents; and
     (c) take all action and obtain all consents and governmental approvals required so that its obligations under this Guarantee will at all times be legal, valid and binding and enforceable in accordance with the terms hereof.
5. ADDITIONAL GUARANTORS.
     In accordance with Section 6.12 of the Credit Agreement, additional Persons may from time to time after the date of this Guarantee become Guarantors under this Guarantee by executing and delivering to U.S. Agent a joinder agreement (a “Joinder Agreement”) to this Guarantee in substantially the form attached as Exhibit A to this Guarantee. Effective from and after the date of the execution and delivery by any Person to U.S. Agent of a Joinder Agreement, such Person shall be, and shall be deemed for all purposes to be, a Guarantor under this Guarantee with the same force and effect, and subject to the same agreements, representations, guarantees, indemnities, liabilities and obligations, as if such Person were, effective as of such date, an original signatory to this Guarantee as a Guarantor. The execution and delivery of a Joinder Agreement by any Person shall not require the consent of any other Guarantor and all of the Guarantied Obligations of each Guarantor under this Guarantee shall remain in force and effect notwithstanding the addition of any additional Guarantor to this Guarantee.

6. SUCCESSORS AND ASSIGNS.
     This Guarantee shall bind the successors, assignees, trustees, and administrators of each Guarantor and shall inure to the benefit of U.S. Agent, each U.S. Lender, and their respective successors, transferees, participants and assignees.
7. CONTINUANCE OF GUARANTEE.
     Each Guarantor is liable under this Guarantee for the full amount of the Guarantied Obligations. U.S. Agent may release, settle with or compromise with any one or more Persons who are otherwise liable for the payment or performance of all or portions of the Guarantied Obligations without impairing, diminishing or releasing any rights of U.S. Agent or U.S. Lenders hereunder against any Guarantor or any other Person liable for the Guarantied Obligations. This Guarantee shall continue in full force and effect and shall bind each Guarantor notwithstanding the death or release of any other Person who is otherwise liable for the payment or performance of all or any portion of the Guarantied Obligations.
8. AMENDMENTS AND WAIVERS.
     No amendment to, waiver of, or departure from full compliance with any provision of this Guarantee, or consent to any departure by any Guarantor herefrom, shall be effective unless it is in writing and signed by authorized officers of each Guarantor directly affected thereby and U.S. Agent; provided, however, that any such waiver or consent shall be effective only in the specific instance and for the purpose for which given. No failure by U.S. Agent to exercise, and no delay by U.S. Agent in exercising, any right, remedy, power or privilege hereunder shall operate as a waiver thereof, nor shall any single or partial exercise by U.S. Agent of any right, remedy, power or privilege hereunder preclude any other exercise thereof, or the exercise of any other right, remedy, power or privilege.
9. RIGHTS CUMULATIVE.
     Each of the rights and remedies of U.S. Agent and U.S. Lenders under this Guarantee shall be in addition to all of their other rights and remedies under applicable law, and nothing in this Guarantee shall be construed as limiting any such rights or remedies.
10. SERVICE OF PROCESS.
     EACH GUARANTOR HEREBY WAIVES PERSONAL SERVICE OF ANY AND ALL PROCESS UPON IT AND CONSENTS THAT ALL SUCH SERVICE OF PROCESS MAY BE MADE BY REGISTERED MAIL (RETURN RECEIPT REQUESTED) DIRECTED TO IT AT ITS ADDRESS SET FORTH IN ANNEX 1 HERETO. SERVICE SO MADE SHALL BE DEEMED TO BE COMPLETED AS OF THE DATE THAT SUCH GUARANTOR SIGNS THE RETURN RECEIPT. NOTHING IN THIS SECTION SHALL AFFECT THE RIGHT OF U.S. AGENT OR ANY U.S. LENDER TO SERVE LEGAL PROCESS IN ANY OTHER MANNER PERMITTED BY LAW.

11. WAIVER OF JURY TRIAL.
     EACH GUARANTOR HEREBY KNOWINGLY, VOLUNTARILY AND INTENTIONALLY WAIVES THE RIGHT TO A TRIAL BY JURY IN RESPECT OF ANY LITIGATION BASED HEREON, OR ARISING OUT OF, UNDER, OR IN CONNECTION WITH THIS GUARANTEE.
12. SEVERABILITY.
     Any provision of this Guarantee which is prohibited, unenforceable or not authorized in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition, unenforceability or nonauthorization without invalidating the remaining provisions hereof or affecting the validity, enforceability or legality of such provision in any other jurisdiction unless the ineffectiveness of such provision would result in such a material change as to cause completion of the transactions contemplated hereby to be unreasonable.
13. GOVERNING LAW.
     THIS GUARANTEE SHALL BE GOVERNED BY, AND CONSTRUED AND ENFORCED IN ACCORDANCE WITH, THE INTERNAL LAWS OF THE STATE OF ILLINOIS.
14. SECTION HEADINGS.
     Section headings are for convenience only and shall not affect the interpretation of this Guarantee.
15. LIMITATION OF LIABILITY.
     NEITHER U.S. AGENT NOR ANY U.S. LENDER SHALL HAVE ANY LIABILITY WITH RESPECT TO, AND EACH OF THE GUARANTORS HEREBY WAIVES, RELEASES AND AGREES NOT TO SUE FOR, (a) ANY LOSS OR DAMAGE SUSTAINED BY ANY GUARANTOR THAT MAY OCCUR AS A RESULT OF, IN CONNECTION WITH, OR THAT IS IN ANY WAY RELATED TO, ANY ACT OR FAILURE TO ACT REFERRED TO IN SECTION 2.5 OR (b) ANY SPECIAL, INDIRECT OR CONSEQUENTIAL DAMAGES SUFFERED BY ANY GUARANTOR IN CONNECTION WITH ANY CLAIM RELATED TO THIS GUARANTEE.
16. ENTIRE AGREEMENT.
     This Guarantee embodies the entire agreement among Guarantors, U.S. Agent and U.S. Lenders relating to the subject matter hereof and supersedes all prior agreements, representations and understandings, if any, relating to the subject matter hereof.
17. COMMUNICATIONS.
     All notices and other communications to U.S. Agent and U.S. Lenders or Guarantors hereunder shall be in writing, shall be delivered in the manner and with the effect, as provided by the Credit Agreement, and shall be addressed to the Guarantors as set forth in Annex 1 hereto and to U.S. Agent and U.S. Lenders as set forth in the Credit Agreement.
18. DUPLICATE ORIGINALS.
     Two or more duplicate counterpart originals hereof may be signed by the parties, each of which shall be an original but all of which together shall constitute one and the same instrument. Delivery of any executed signature page to this Guarantee by any Guarantor by facsimile transmission shall be as effective as delivery of a manually executed copy of this Guarantee by such Guarantor.
19. NOTICES.
     Nothing in this Guarantee shall void or abrogate any obligation of U.S. Borrower, any Guarantor or U.S. Agent to give any notice specifically required to be given by such Person in any provision of any Loan Document.
20. TERMINATION.
     Subject to Section 2.7, this Guarantee shall terminate and have no further force or effect upon payment in full of the Guarantied Obligations and the termination of the Credit Agreement.
[Remainder of page intentionally left blank. Next page is signature page.]

     IN WITNESS WHEREOF, each Guarantor has caused this Guarantee to be duly executed and delivered by its officer thereunto duly authorized as of the date first above written.

KEYSTONE TUBE COMPANY, LLC

By:	/s/ Lawrence A. Boik
Name:	Lawrence A. Boik
Title:	Vice President

TOTAL PLASTICS, INC.

By:	/s/ Lawrence A. Boik
Name:	Lawrence A. Boik
Title:	Vice President

PARAMONT MACHINE COMPANY, LLC

By:	/s/ Jerry M. Aufox
Name:	Jerry M. Aufox
Title:	Secretary

ADVANCED FABRICATING TECHNOLOGY, LLC

By:	/s/ Jerry M. Aufox
Name:	Jerry M. Aufox
Title:	Secretary

OLIVER STEEL PLATE CO.

By:	/s/ Jerry M. Aufox
Name:	Jerry M. Aufox
Title:	Secretary

METAL MART, LLC

By:	/s/ Jerry M. Aufox
Name:	Jerry M. Aufox
Title:	Secretary

DATAMET, INC.

By:	/s/ Jerry M. Aufox
Name:	Jerry M. Aufox
Title:	Secretary

TRANSTAR INTERMEDIATE HOLDINGS #2, INC.

By:	/s/ Lawrence A. Boik
Name:	Lawrence A. Boik
Title:	Vice President

TRANSTAR METALS HOLDINGS, INC.

By:	/s/ Michael H. Goldberg
Name:	Michael H. Goldberg
Title:	Vice President

TRANSTAR INVENTORY CORP.

By:	/s/ Lawrence A. Boik
Name:	Lawrence A. Boik
Title:	Vice President

TRANSTAR METALS CORP.

By:	/s/ Lawrence A. Boik
Name:	Lawrence A. Boik
Title:	Vice President

TRANSTAR MARINE CORP.

By:	/s/ Lawrence A. Boik
Name:	Lawrence A. Boik
Title:	Vice President

ANNEX 1
ADDRESSES OF GUARANTORS

Jurisdiction of
Guarantor	Organization	Address
Datamet, Inc.	Illinois	Datamet, Inc. 3400 North Wolf Road Franklin Park, IL 60131

Keystone Tube Company, LLC	Delaware	Keystone Tube Company, LLC 13527 South Halsted Street Riverdale, IL 60827

Total Plastics, Inc.	Michigan	Total Plastics, Inc. 2810 North Burdick Street Kalamazoo, MI 49004

Paramont Machine Company, LLC	Delaware	Paramont Machine Company, LLC 963 Commercial Avenue SE New Philadelphia, OH 44663

Advanced Fabricating Technology, LLC	Delaware	Advanced Fabricating Technology, LLC 687 Bryne Industrial Drive Rockford, MI 49341

Oliver Steel Plate Co.	Delaware	Oliver Steel Plate Co. 7851 Bavaria Drive Twinsburg, OH 44087

Metal Mart, LLC	Delaware	Metal Mart, LLC W229 N2464 Joseph Road Waukesha, WI 53186

Transtar Intermediate Holdings #2, Inc.	Delaware	Transtar Intermediate Holdings #2, Inc. 970 West 190th Street, Suite 700 Torrance, CA 90502

Transtar Metals Holdings, Inc.	Delaware	Transtar Metals Holdings, Inc. 970 West 190th Street, Suite 700 Torrance, CA 90502

Jurisdiction of
Guarantor	Organization	Address
Transtar Inventory Corp.	Delaware	Transtar Inventory Corp. 970 West 190th Street, Suite 700 Torrance, CA 90502

Transtar Metals Corp.	Delaware	Transtar Metals Corp. 970 West 190th Street, Suite 700 Torrance, CA 90502

Transtar Marine Corp.	Delaware	Transtar Marine Corp. 970 West 190th Street, Suite 700 Torrance, CA 90502

EXHIBIT A
[FORM OF JOINDER AGREEMENT]
JOINDER AGREEMENT NO. ___TO GUARANTEE AGREEMENT
Re: A. M. CASTLE & CO.
     This Joinder Agreement is made as of                     , in favor of U.S. Agent and U.S. Lenders (as such terms are defined in the Castle Guaranty, as hereinafter defined).
A. Reference is made to the Guarantee Agreement made as of                                         , 2006 (as such Guarantee may be supplemented, amended, restated or consolidated from time to time, the “Castle Guaranty”) by certain Persons in favor of U.S. Agent and U.S. Lenders (as defined in the Castle Guaranty), under which such Persons have guaranteed to U.S. Agent and U.S. Lenders the due payment and performance by A. M. Castle & Co. (“Castle”) of all its present and future indebtedness, liabilities and obligations to U.S. Agent and U.S. Lenders in connection with the Loan Documents.
B. Capitalized terms used but not otherwise defined in this Joinder Agreement have the respective meanings given to such terms in the Castle Guaranty, including the definitions of terms incorporated in the Castle Guaranty by reference to other agreements.
C. Section 5 of the Castle Guaranty provides that additional Persons may from time to time after the date of the Castle Guaranty become Guarantors under the Castle Guaranty by executing and delivering to U.S. Agent a supplemental agreement to the Castle Guaranty in the form of this Joinder Agreement.
     For valuable consideration, each of the undersigned (each a “New Guarantor”) severally (and not jointly, or jointly and severally) agrees as follows:
     1. Each of the New Guarantors has received a copy of, and has reviewed, the Castle Guaranty and the Loan Documents in existence on the date of this Joinder Agreement and is executing and delivering this Joinder Agreement to U.S. Agent pursuant to Section 5 of the Castle Guaranty.
     2. Effective from and after the date this Joinder Agreement is executed and delivered to U.S. Agent by any one of the New Guarantors (and irrespective of whether this Joinder Agreement has been executed and delivered by any other Person), such New Guarantor is, and shall be deemed for all purposes to be, a Guarantor under the Castle Guaranty with the same force and effect, and subject to the same agreements, representations, guarantees, indemnities, liabilities and obligations, as if such New Guarantor was, effective as of the date of this Joinder Agreement, an original signatory to the Castle Guaranty as a Guarantor. In furtherance of the foregoing, each of the New Guarantors jointly and severally guarantees to U.S. Agent and U.S. Lenders in accordance with the provisions of the Castle Guaranty the due and punctual payment and performance in full of each of the Guarantied Obligations as each such Guarantied

Obligation becomes due from time to time (whether because of maturity, default, demand, acceleration or otherwise) and understands, agrees and confirms that U.S. Agent and U.S. Lenders may enforce the Castle Guaranty and this Joinder Agreement against such New Guarantor for the benefit of U.S. Agent and U.S. Lenders up to the full amount of the Guarantied Obligations without proceeding against any other Guarantor, Castle, any other Person or any collateral securing the Guarantied Obligations. The terms and provisions of the Castle Guaranty are incorporated by reference in this Joinder Agreement.
     3. Upon this Joinder Agreement bearing the signature of any Person claiming to have authority to bind any New Guarantor coming into the hands of U.S. Agent or any U.S. Lender, and irrespective of whether this Joinder Agreement or the Castle Guaranty has been executed by any other Person, this Joinder Agreement will be deemed to be finally and irrevocably executed and delivered by, and be effective and binding on, and enforceable against, such New Guarantor free from any promise or condition affecting or limiting the liabilities of such New Guarantor and such New Guarantor shall be, and shall be deemed for all purposes to be, a Guarantor under the Castle Guaranty. No statement, representation, agreement or promise by any officer, employee or agent of U.S. Agent or U.S. Lenders, forms any part of this Joinder Agreement or the Castle Guaranty or has induced the making of this Joinder Agreement or the Castle Guaranty by any of the New Guarantors or in any way affects any of the obligations or liabilities of any of the New Guarantors in respect of the Guarantied Obligations.
     4. This Joinder Agreement may be executed in counterparts. Each executed counterpart shall be deemed to be an original and all counterparts taken together shall constitute one and the same Joinder Agreement. Delivery of an executed signature page to this Joinder Agreement by any New Guarantor by facsimile transmission shall be as effective as delivery of a manually executed copy of this Joinder Agreement by such New Guarantor.
     5. This Joinder Agreement is a contract made under, and will for all purposes be governed by and interpreted and enforced according to, the internal laws of the State of Illinois excluding any conflict of laws rule or principle which might refer these matters to the laws of another jurisdiction.
     6. This Joinder Agreement and the Castle Guaranty shall be binding upon each of the New Guarantors and the successors of each of the New Guarantors. None of the New Guarantors may assign any of its obligations or liabilities in respect of the Guarantied Obligations.
     IN WITNESS OF WHICH this Joinder Agreement has been duly executed and delivered by each of the New Guarantors as of the date indicated on the first page of this Joinder Agreement.

[NEW GUARANTOR]

By:
Name:
Title: